CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 44 to the Registration Statement on Form N-4 (“Registration Statement”) (File Nos. 033-87376 and 811-08914) of the PHL Variable Accumulation Account of our report dated April 29, 2014, relating to the financial statements of PHL Variable Accumulation Account which appears in such Registration Statement. We also consent to the reference to us as “Experts” and as an “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 18, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 44 to the Registration Statement on Form N-4 (“Registration Statement”) (“File Nos. 033-87376 and 811-08914”) of the PHL Variable Accumulation Account of our reports dated August 22, 2014 and August 29, 2014 relating to the financial statements of PHL Variable Insurance Company and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us as “Experts” and as an “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

November 18, 2014